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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement of Hearst-Argyle Television Inc. (successor to Argyle Television, Inc.) on Form S-3 (No. 333-61101) of our report dated July 17, 1998 relating to the financial statements of Pulitzer Broadcasting Company and Subsidiaries, appearing in the Current Report on Form 8-K of Hearst-Argyle Television Inc. dated September 29, 1998, and to the reference to us under "Experts" in this Registration Statement.


/s/ Deloitte & Touche LLP

St Louis, Missouri
October 8, 1998